Exhibit (s)(3)

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Kenneth D. Fuller, Richard F. Sennett and George P. Hoyt with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Director and/or officer of ClearBridge Energy MLP Fund Inc. (the “Fund”), any and all amendments or supplements to (including post-effective amendments thereto and prospectus supplements) the Fund’s registration statement on Form N-2 relating to shares of the Fund’s common stock and, and all other documents in connection therewith, including, without limitation, any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, (the “Securities Act”) to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 23rd day of September, 2013.

/s/ Kenneth D. Fuller	Chairman, President, Chief Executive Officer and Director
Kenneth D. Fuller

/s/ Richard F. Sennett	Principal Financial Officer
Richard F. Sennett

/s/ Carol L. Colman	Director
Carol L. Colman

/s/ Daniel P. Cronin	Director
Daniel P. Cronin

/s/ Paolo M. Cucchi	Director
Paolo M. Cucchi

/s/ Leslie H. Gelb	Director
Leslie H. Gelb

/s/ William R. Hutchinson	Director
William R. Hutchinson

/s/ Eileen A. Kamerick	Director
Eileen A. Kamerick

/s/ Dr. Riordan Roett	Director
Dr. Riordan Roett

/s/ Jeswald W. Salacuse	Director
Jeswald W. Salacuse